SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

ISC8 INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-008402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

151 Kalmus Drive, Suite A-203, Costa Mesa, California 92626
(Address of principal executive offices)

(714) 549-8211
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.03 Bankruptcy or Receivership

As previously disclosed in the Current Report on Form 8-K filed on September 24, 2014, ISC8 Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the Central District of California (the “Court”) on September 23, 2014 (the “Petition Date”) for relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company’s Chapter 11 proceedings are currently administered under the caption In re ISC8 Inc., Case No. 8:14-bk-15750-SC.

On February 10, 2015, the Company, the Official Committee of the Unsecured Creditors (the “Committee”) and “Newco”, an entity to be formed by one or more of the following equity holders and/or creditors of the Company: Griffin Fund (“Fund”); Griffin Fund LP (“Fund LP”); Griffin Fund II LP (“Fund II”); Griffin Partners, LLC (“Partners”); Griffin Partners II LP (“Partners LP” and collectively, with Fund, Fund LP, Fund II and Partners, “Griffin”); and Fundamental Credit LP (“Credit); Fundamental Master LP (together with Credit, “Fundamental”) (collectively, the “Purchaser”) entered into a stipulation to (i) permit the Company to use cash collateral on an interim basis to pay all of its expenses incurred through February 19, 2015; and (ii) continue the hearing on the Company’s motion for the sale of substantially all of its assets (the “Sale Hearing”) to February 19, 2015 at 9:00 am (the “Stipulation”), which Stipulation was approved by the Court on the same date.

As reported by the Company in the Current Report on Form 8-K filed on January 12, 2015, the Sale Hearing was originally scheduled for January 28, 2015. In accordance with the Stipulation, any deadline in the Asset Purchase Agreement, entered into by the Company and the Purchaser on January 5, 2015, affected by the continued Sale Hearing will be extended as necessary. Copies of the Stipulation and the Court’s subsequent order approving the Stipulation are available free of charge on the Company’s website at http://www.isc8.com/about/Bankruptcy, and are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01 Regulation FD.

On February 11, 2015, the Company filed its monthly operating report for the month ended December 31, 2014 (the “Monthly Operating Report”) with the Court. A copy of the Monthly Operating Report is attached as Exhibit 99.3 to this report.

The information set forth in this Item 7.01 and the attached Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities in that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the Company’s securities. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable requirements of the Office of the United States Trustee and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report contains any information beyond that required by the Office of the United States Trustee. The Monthly Operating Report also contains information for periods that are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 Exhibits and Financial Statements.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.

Date: February 13, 2015	By:	/s/ J. Kirsten Bay
J. Kirsten Bay
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
In re: ISC8 Inc., Stipulation by and between ISC8 Inc., the Official Committee of the Unsecured Creditors and Newco”, an entity to be formed by one or more of the following equity holders and/or creditors of the Company: Griffin Fund (“Fund”); Griffin Fund LP (“Fund LP”); Griffin Fund II LP (“Fund II”); Griffin Partners, LLC (“Partners”); Griffin Partners II LP (“Partners LP” and collectively, with Fund, Fund LP, Fund II and Partners, “Griffin”); and Fundamental Credit LP (“Credit); Fundamental Master LP (together with Credit, “Fundamental”) with Newco (an entity to be formed by Griffin and Fundamental), dated February 10, 2015.

99.2
In re: ISC8 Inc., Order Approving the Stipulation by and between ISC8 Inc., the Official Committee of the Unsecured Creditors and Newco”, an entity to be formed by one or more of the following equity holders and/or creditors of the Company: Griffin Fund (“Fund”); Griffin Fund LP (“Fund LP”); Griffin Fund II LP (“Fund II”); Griffin Partners, LLC (“Partners”); Griffin Partners II LP (“Partners LP” and collectively, with Fund, Fund LP, Fund II and Partners, “Griffin”); and Fundamental Credit LP (“Credit); Fundamental Master LP (together with Credit, “Fundamental”) with Newco (an entity to be formed by Griffin and Fundamental), dated February 10, 2015.

99.3	Monthly Operating Report for the month ended December 31, 2014, filed with the United States Bankruptcy Court for the Central District of California on February 11, 2015.